UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

AGILITI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, MN 55439

(Address of principal executive offices, including zip code)

(952) 893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2021, Agiliti Health, Inc., an indirect subsidiary of Agiliti, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 4 (the “Amendment”) to the credit agreement dated as of January 4, 2019 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”) by and among Agiliti Health, Inc., as borrower (the “Borrower”), Agiliti Holdco, Inc. as holdings, the subsidiaries of the Borrower from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and the lenders from time to time party thereto, comprised of a $190.0 million five-year senior secured revolving credit facility (the “Existing Revolving Credit Facility”) and $1,135.0 million seven-year senior secured term loan facility.

Pursuant to the Amendment, (i) the Existing Revolving Credit Facility was terminated and a new revolving credit facility was incurred under the First Lien Credit Agreement in an aggregate principle amount of $250.0 million (the “New Revolving Credit Facility”); (ii) the interest rate margin for borrowings under the New Revolving Credit Facility was set at LIBOR plus 2.75%, with stepdowns to (A) LIBOR plus 2.50% if the first lien leverage ratio (as calculated thereunder) is less than or equal to 3.75:1.00 and (B) LIBOR plus 2.25% if the first lien leverage ratio is less than or equal to 3.25:1.00; (iii) the commitment fee on the average daily undrawn portion of the New Revolving Credit Facility was reduced to 0.3750% per annum if the first lien leverage ratio is greater than 3.25:1.00 and 0.250% if the first lien leverage ratio is less than or equal to 3.25:1.00 and (iv) borrowings under the New Revolving Credit Facility mature the earlier of (x) six months prior to the then-existing final maturity date of the related term loans and (y) January 4, 2026.

Except as described above, the Amendment has substantially the same terms as the First Lien Credit Agreement, and amendments thereto, including customary covenants and events of default.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of the Amendment are qualified in their entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 4 to Credit Agreement, dated as of April 27, 2021, by and among Agiliti Health, Inc., as borrower, Agiliti Holdco, Inc. and certain subsidiaries of Agiliti Health as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other loan parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 3021

AGILITI, INC.

By:	/s/ Lee M. Neumann
Name:	Lee M. Neumann
Title:	Senior Vice President and General Counsel